UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2026 (June 16, 2026)

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7310 North 16th St , Suite 135 Phoenix, AZ 85020
(Address of principal executive offices, including zip code)
(602) 264-1375
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SCCO	New York Stock Exchange Lima Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events

On June 17, 2026, Southern Copper Corporation (“SCC” or the “Company”), issued a press release announcing that on June 16, 2026 it had priced 5.350% US$1.25 billion Notes due 2036 of fixed rate senior unsecured notes in an underwritten, registered public offering. The transaction is expected to close on or about June 24, 2026, subject to customary closing conditions. The net proceeds from this offering will be used by Southern Peru Copper Corporation, Sucursal del Perú, our Peruvian branch (“SPCC”), for the development of the Tia Maria project, the financing of the capital expenditure program of SPCC, and/or for general corporate purposes of SPCC, including but not limited to working capital (and expenses due in the short term). A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1 Press release of Southern Copper Corporation dated June 17, 2026.

INDEX TO EXHIBITS
Exhibits

99.1	Press release of Southern Copper Corporation dated June 17, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

	By:	/s/ Julián Jorge Lazalde Psihas
	Name:	Julián Jorge Lazalde Psihas
	Title:	Secretary
Date: June 17, 2026